Section 906 Certification

Christian Pittard, Chief Executive Officer, and Andrea Melia, Chief Financial Officer, of Aberdeen Australia Equity Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2012 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER Aberdeen Australia Equity Fund, Inc.	CHIEF FINANCIAL OFFICER Aberdeen Australia Equity Fund, Inc.

/s/ Christian Pittard	/s/ Andrea Melia
Christian Pittard Date: June 21, 2012	Andrea Melia Date: June 21, 2012